Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 +1.713.220.4200 Phone +1.713.220.4285 Fax andrewskurth.com

November 3, 2016

Energy Transfer Partners, L.P.

8111 Westchester Drive, Suite 600

Dallas, Texas 75255

Re:	Common Units issued by Energy Transfer Partners, L.P.

Ladies and Gentlemen:

We have acted as special counsel to Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), in connection with an offering and sale from time to time by certain beneficial owners (the “Selling Securityholders”) of common units representing limited partner interests in the Partnership (“Common Units”). Such offering and sale have been registered with the United States Securities and Exchange Commission (the “SEC”), pursuant to the Partnership’s registration statement on Form S-3 initially filed with the SEC on November 3, 2016 (such registration statement, as it may be amended and supplemented from time to time, the “Registration Statement”).

The Selling Securityholders are conducting such offering of up to 8,858,120 Common Units (the “Securities”) pursuant to the Partnership’s prospectus included in the Registration Statement (the “Prospectus”).

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Partnership’s Second Amended and Restated Agreement of Limited Partnership, dated July 28, 2009, as amended to date, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies and (e) the authenticity of the originals of such latter documents. We have also assumed that the consideration for the Securities set forth in the Contribution Agreement, dated October 24, 2016, by and among the Partnership, NGP X US Holdings, LP, PennTex Midstream Partners, LLC, MRD Midstream LLC, WHR Midstream LLC and certain individual investors and managers named therein was received by the Partnership in conjunction with the original issuance of the Securities to the Selling Securityholders or their affiliates.

ANDREWS KURTH KENYON LLP

Austin   Beijing   Dallas   Dubai   Houston   London   New York   Research Triangle Park   Silicon Valley   The Woodlands   Washington, DC

Energy Transfer Partners, L.P.

November 3, 2016

Our opinions expressed herein are limited to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities have been validly issued and (b) purchasers of such Securities pursuant to the Prospectus will have no obligation, solely by reason of their ownership of such Securities, to make any contributions to the Partnership or any further payments for their purchase of such Securities, and such purchasers will have no personal liability, solely by reason of their ownership of such Securities, to creditors of the Partnership for any of its debts, liabilities or other obligations.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Andrews Kurth Kenyon LLP